                                                                    Exhibit 99.1

[APPLIX LOGO]

CONTACTS:
Walt Hilger, Chief Financial Officer                David Pasquale or Jim Olecki
Applix, Inc.                                        The Ruth Group
508-870-0300 x288                                   646-536-7006 / 646-536-7021
whilger@applix.com                                  dpasquale@theruthgroup.com


                    APPLIX REPORTS FIRST QUARTER 2003 RESULTS

                                1Q03 HIGHLIGHTS:
              17% INCREASE IN TOTAL REVENUE FROM ANALYTICS BUSINESS
             FIFTH CONSECUTIVE QUARTER OF MORE THAN 50 CUSTOMER WINS
                            COMPLETES CRM DIVESTITURE

WESTBOROUGH, MA, APRIL 24, 2003 -- Applix, Inc., (NASDAQ: APLX), a global provider of Business Intelligence (BI) and Business Performance Management (BPM) software solutions, today reported results for the first quarter ended March 31, 2003. The Company also announced that its Board of Directors has appointed David
C. Mahoney as President and Chief Executive Officer of the Company. Mahoney, a director of the Company since 1992, was named interim Chief Executive Officer on February 28, 2003.

Revenue for the first quarter was $6.8 million, compared to $9.5 million in the same period a year ago. The decline in revenues reflects the Company's sale of its customer relationship management (CRM) business to Platinum Equity, LLC during the quarter.

Analytics revenues continued its strong growth trend and accounted for $5.6 million of first quarter revenues, an increase of 17% from $4.8 million in the same period a year ago. CRM revenues were $1.2 million as the Company realized sales prior to the sale of its CRM business. The sale of the majority of its CRM operations closed on January 23 and the sale of its remaining German CRM operations closed on March 17.

Net income in the first quarter was $5.1 million or $0.40 per diluted share compared to a net income of $130,000 or $0.01 per share in the year ago period. Net income includes a net gain on the sale of the Company's CRM business of $8.0 million. Additionally, the Company recorded a provision for income taxes associated with the sale of $479,000. Furthermore, net income includes costs of $1.4 million related to the Company's 2001 acquisition of Dynamic Decisions (DD) in Australia and executive severance costs and costs associated with the Company's financial restatement.

David C. Mahoney, Chief Executive Officer of Applix, Inc., said, "This was a positive quarter for us as we achieved doubled-digit growth in our core business intelligence revenues and finalized the successful sale of our CRM business, which significantly strengthened our cash position."

During the first quarter 2003, Applix:

     - Achieved its fifth consecutive quarter of more than 50 customer wins. In total, 56 new customers worldwide selected Applix's BI and BPM software, including Lufthansa Cargo AG, News International, Saab Automobile, Sara Lee Coffee and Tea, Telstra Mobiles, and Turner Broadcasting, among others. The Company also received add-on product sales from customers including CBS Television City, DaimlerChrysler Services, HSBC, Le Meridien, Motorola, Lloyds TSB Bank, PWC, Visa USA and University College London Hospital, among others.

     - Renewed its emphasis on leveraging the domain expertise of its partners to target new license opportunities. During the quarter the Company engaged partners in nearly all of its U.S. deployments of TM1 and associated products, and in over half of its international deployments.

     - Worked with its partner channel to deliver an even broader range of solutions built on TM1. In addition to its historical success in complex financial analytics, partners and customers are using TM1 for applications such as forecasting, production budgeting, CRM analytics, HR tracking, capital expenditure analysis and foreign currency transactions.

     - Increased its overall customer prospect pipeline by 50% from the start of the first quarter.

     - Established a focused effort to target new distribution partners in all categories: solution consultants, resellers and OEMs.

     - Appointed Brad Fire, a significant independent shareholder, to Applix's Board of Directors. Fire was subsequently elected to the Board's Audit Committee.

Walt Hilger, Chief Financial Officer of Applix, Inc., said, "With Completion of the sale of our CRM business, Applix's balance sheet improved further during the quarter, ending with approximately $12.1 million of cash, cash equivalents and restricted cash, compared to $9.3 million at the end of the fourth quarter 2002. Days sales outstanding in accounts receivable were 58 days which is at or ahead of the industry norm, and down from 68 days at March 31, 2002.

Mahoney continued, "Although we are pleased with many of the accomplishments in the first quarter, we remain committed to achieving profitable growth as soon as possible. During the second quarter our focus is on streamlining our analytics business and driving towards steady quarterly increases in license revenues at or ahead of the industry growth rates of 5 to 10 percent. The recent response from our customers and partners to our current product offerings and planned enhancements and additions has been very encouraging. With that said, we remain concerned about the rate of IT spending in world markets. However, we feel that the continued expansion of our distribution channel, coupled with renewed emphasis on our well positioned and easy to use TM1 based family of products, will support our license growth and profitability objectives."

INVESTOR CONFERENCE CALL / WEBCAST DETAILS

Applix will review detailed first quarter 2003 results on April 24, 2003 at 10AM EDT. The conference call-in number is 800-540-0559 (domestic) or 785-832-0326 (international). A replay will be available from 1PM EDT on April 24 through midnight EST, May 1. The replay number is 800-753-4601 (domestic) or 402-220-2092 (international). The confirmation identification is APPLIX. The live call and replay will also be accessible over the web at www.applix.com.

ABOUT APPLIX

Applix (NASDAQ: APLX) is a global provider of Business Intelligence and Business Performance Management software solutions based on its TM1 product. These solutions enable the continuous management and monitoring of performance across the financial, operational, customer and organizational functions within the enterprise. More than 1,600 customers worldwide user Applix's adaptable, scalable and real-time solutions, delivered by Applix and by a global network of partners, to manage their business performance and respond to the marketplace in real-time. Headquartered in Westborough, MA, Applix maintains offices in four countries in Europe, North America and the Pacific Rim. For more information about Applix, please visit www.applix.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Risk Factors" in the Company's annual report on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of the date of this release. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and these forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.

(C)2003 Applix, Inc. All rights reserved. Applix and TM1 are registered trademarks of Applix, Inc. All other trademarks and company names mentioned are the property of their respective owners.


                              (FINANCIALS ATTACHED)

                                  APPLIX, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                                ------------------------
                                                                                March 31,       March 31,
                                                                                ---------       ---------
                                                                                  2003            2002
                                                                                ---------       ---------
REVENUES
      Software license                                                             2,691           4,603
      Professional services and maintenance                                        4,142           4,904
                                                                                 -------         -------
      TOTAL REVENUES                                                               6,833           9,507

COST OF REVENUES
      Software license                                                               412             346
      Professional services and maintenance                                        1,734           2,616
                                                                                 -------         -------
      TOTAL COST OF REVENUES                                                       2,146           2,962
                                                                                 -------         -------
      GROSS MARGIN                                                                 4,687           6,545

OPERATING EXPENSES
      Product development                                                          1,537           1,081
      Sales and marketing                                                          2,707           3,416
      General and administrative                                                   2,228           1,325
      Compensation expenses and amortization of acquired intangible asset            646             578
                                                                                 -------         -------
      TOTAL OPERATING EXPENSES                                                     7,118           6,400
                                                                                 -------         -------
OPERATING INCOME (LOSS)                                                           (2,431)            145
                                                                                 -------         -------

NON-OPERATING INCOME
      Interest and other income, net                                                 174              49
      Net gain from sale of CRM business                                           8,000              --
                                                                                 -------         -------

NET INCOME BEFORE INCOME TAXES                                                     5,743             194
      Provision for income taxes                                                    (649)            (64)
                                                                                 -------         -------

NET INCOME FROM CONTINUING OPERATIONS                                              5,094             130
                                                                                 -------         -------
      DISCONTINUED OPERATIONS                                                        (33)             --
                                                                                 -------         -------
NET INCOME                                                                         5,061             130
                                                                                 =======         =======
NET INCOME PER SHARE, BASIC AND DILUTED:
      Continuing operations - basic                                                 0.41            0.01
      Continuing operations - diluted                                               0.40            0.01
      Total income per share - basic                                                0.41            0.01
      Total income per share - diluted                                              0.40            0.01
      Weighted average number of shares:
      Basic                                                                       12,453          12,115
      Diluted                                                                     12,649          12,115

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                                  APPLIX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                          MAR 31,          DEC 31,
                                                                         --------         --------
                                                                           2003             2002
                                                                         --------         --------
ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                         $ 11,171         $  8,389
       Accounts receivable, net                                             4,403            5,810
       Prepaid expenses and other current assets                            2,370            1,906
                                                                         --------         --------
TOTAL CURRENT ASSETS                                                       17,944           16,105

Restricted cash                                                               933              933
Property and equipment, net                                                 1,488            1,875
Capitalized software costs, net                                             1,231            1,460
Goodwill, net                                                               1,187            1,187
Intangible asset, net                                                       1,000            1,062
Other assets                                                                  902              925
                                                                         --------         --------
TOTAL ASSETS                                                             $ 24,685         $ 23,547
                                                                         ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                                                     1,529            2,296
       Accrued expenses                                                     8,036            7,874
       Deferred revenue                                                     5,437            8,703
                                                                         --------         --------
TOTAL CURRENT LIABILITIES                                                  15,002           18,873
LONG TERM LIABILITIES                                                         547              566
                                                                         --------         --------
TOTAL LIABILITIES                                                          15,549           19,439
                                                                         --------         --------

STOCKHOLDERS' EQUITY:
       Preferred stock; $.01 par value; 1,000,000 shares
       authorized, none issued                                                 --               --
       Common stock; $.0025 par value; 30,000,000 shares
       authorized; 12,873,862 and 12,675,176 issued, respectively              32               32
       Additional paid in capital                                          49,798           49,600
       Accumulated other comprehensive loss                                  (560)            (329)
       Accumulated deficit                                                (38,773)         (43,834)
                                                                         --------         --------
                                                                           10,497            5,469
       Less: treasury stock, 357,627 shares, at cost                       (1,361)          (1,361)
                                                                         --------         --------
TOTAL STOCKHOLDERS' EQUITY                                                  9,136            4,108
                                                                         --------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 24,685         $ 23,547
                                                                         ========         ========